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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
      PURSUANT O SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - December 20, 2005


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    0-20388                36-3795742
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)        Identification Number)

                  800 E. Northwest Hwy., Des Plaines, IL 60016
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

     On December 20, 2005, Littelfuse, Inc. (the "Company") entered into two material definitive agreements with Gordon Hunter, Chairman of the Board,President and Chief Executive Officer of the Company ("Hunter"), as follows:

     Amendment to Non-Qualified Stock Option Agreement. This Agreement increased the exercise price of the stock option (the "Option") granted to Hunter on November 7, 2003, from $7.00 per share to $26.51 per share, for the 12,000 shares of common stock with respect to which the Option had not yet vested. The exercise price for the 8,000 shares with respect to which the Option had already vested was not changed. The purpose of this Agreement was to prevent the Option from being considered a form of deferred compensation subject to income tax penalties under ss.409A of the Internal Revenue Code.

     Agreement for Deferred Compensation. This Agreement provides that the Company will pay to Hunter the amount of $234,120.00 in additional deferred compensation, payable in three installments of $78,040.00 apiece. The three installments are payable on November 7, 2006, November 7, 2007, and November 7, 2008, respectively, each of which is a date upon which the Option will vest with respect to an additional 4,000 shares. Hunter's right to each of the three installments is conditioned upon his continued employment through the payment date, but is subject to accelerated vested on the same terms as the Option. The purpose of this Agreement is to compensate Hunter for the loss in value of the Option caused by the increase in the exercise price.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     LITTELFUSE, INC.

Date:  December 20, 2005             By: /s/ Philip G. Franklin
                                         ---------------------------------
                                             Philip G. Franklin
                                             Vice President, Operations
                                             Support and Chief Financial Officer







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